EXHIBIT A

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (this "Plan of Merger"), dated as of December 9, 2003, is between Queen City Mobile Homes, Inc., a South Dakota corporation, and Hinds, Inc., a Wyoming corporation (collectively "Constituent Corporations").

     WHEREAS, Queen City Mobile Homes, Inc., the parent corporation, as owner of 90% of the issued and outstanding capital (common) stock of Hinds, Inc., a Wyoming Corporation, and Hinds, Inc., as the subsidiary, have agreed by written consent to the merger of Hinds, Inc. with and into Queen City Mobile Homes, Inc.; and

     WHEREAS, the respective Boards of Directors of the Constituent Companies have each approved the merger of Hinds, Inc. into Queen City Mobile Homes, Inc. in accordance with the Wyoming Statutes; and South Dakota Code.

     WHEREAS, this Plan of Merger shall be filed with Articles of Merger with the Secretaries of State of Wyoming and South Dakota in order to consummate the merger of Hinds, Inc. with and into Queen City Mobile Homes, Inc.; and

     WHEREAS, the Constituent Companies have agreed to execute and file this Plan of Merger as provided under the Wyoming Statutes; and South Dakota Code.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent and the Company hereby agree as follows:

1. The Merger. At the Effective Time, in accordance with this Plan of Merger, and with and into Queen City Mobile Homes, Inc., the separate existence of Hinds, Inc. shall cease, and Queen City Mobile Homes, Inc. shall continue as the surviving corporation. Queen City Mobile Homes, Inc. sometimes is referred to as the "Surviving Corporation," hereinafter.

2. Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall retain the name "Queen City Mobile Homes, Inc.," and the Articles of Incorporation in South Dakota shall not be amended. The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

3. Consummation of the Merger. The parties hereto will cause the Merger to be consummated by filing with the Secretaries of State of Wyoming and South Dakota, Articles of Merger and this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Wyoming Statutes and South Dakota Code (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date".)

4. Articles of Incorporation: Bylaws: Directors and Officers. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be identical with the Articles of Incorporation and Bylaws of Queen City Mobile Homes, Inc. as in effect immediately prior to the Effective Time until thereafter amended as provided herein and under South Dakota Code.

5.   Conversion of Securities. At the Effective Time, by virtue of the Merger:



     a) There will be a conversion of shares of Hinds, Inc. into common shares of Queen City Mobile Homes, Inc. on a one for one basis.

     b) Each Share which is held in the treasury of the either company or which is owned by any direct or indirect subsidiary of the either company shall be canceled and retired, and no payment shall be made with respect thereto.

     c) Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Parent to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall remain unchanged and is specifically assumed by the surviving corporation.

     d) No Fractional Shares and no certificates or scrip representing such fractional Merger Shares, shall be issued.

6. Taking of Necessary Action: Further Action. Each of Parent, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under Wyoming Statutes and South Dakota Code or federal law as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

     IN WITNESS WHEREOF, Queen City Mobile Homes, Inc. and Hinds, Inc. have caused this Plan of Merger to be executed as of the date first above written.

                          QUEEN CITY MOBILE HOMES, INC.
                          (a South Dakota Corporation)

                               By:Harlan A. Schmidt
                                    President


                                   HINDS, INC.
                             (a Wyoming corporation)


                               By:Philip G. Hinds
                                    President



State of South Dakota      )
                           ) ss.
County of Lawrence         )

         On this 9th day of December, 2003, before me, a Notary Public, personally appeared Harlan A. Schmidt President of Queen City Mobile Homes, Inc., and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporation as a duly authorized officer.

         IN WITTNESS WHEREOF, I have hereunto set my hand and official seal.

                                            ------------------------
                                            Notary Public
                  Residing at ________________________________

SEAL                                        My Commission Expires:

State of Colorado )
                           ) ss.
County of Jefferson        )

         On this 10th day of December, 2003, before me, a Notary Public, personally appeared Philip G. Hinds, President of Hinds, Inc., and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporation as a duly authorized officer.

         IN WITTNESS WHEREOF, I have hereunto set my hand and official seal.

                                            ------------------------
                                            Notary Public
                  Residing at ________________________________

SEAL                                        My Commission Expires: